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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Joint Registration Statement on Form S-4 of La Quinta Corporation and La Quinta Properties, Inc. of our reports dated February 10, 2003 relating to the financial statements and financial statement schedules, which appear in La Quinta Corporation's and La Quinta Properties, Inc.'s Joint Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Joint Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, TX
October 1, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS